As filed with the Securities and Exchange Commission on June 3 , 2015

Registration No. 333- 203490

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	2100	84-1070932
(State or other Jurisdiction of Incorporation of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(888) 766-5351

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey E. Holman, President and Chief Executive Officer

Vapor Corp.

3001 Griffin Road

Dania Beach, Florida 33312

(888) 766-5351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Harris, Esq.

Leah E. Hutton, Esq.

Nason, Yeager, Gerson, White & Lioce, P.A.

1645 Palm Beach Lakes Blvd., Suite 1200

West Palm Beach, Florida 33401

(561) 686-3307

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 3 , 2015

VAPOR CORP.

PROSPECTUS

6,178,160 Shares of Common Stock

This prospectus relates to the sale of (i) up to 3,432,314 shares of our common stock and (ii) 2,745,846 shares of common stock issuable upon exercise of warrants, each of which may be offered by the selling shareholders identified in this prospectus. We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders named on page 6. We will, however, receive proceeds in connection with the exercise of the warrants referred to above.

Our common stock trades on the Nasdaq Stock Market under the symbol “VPCO”. As of June 2 , 2015, the closing price of our common stock was $0.42 per share.

The common stock offered in this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying shares of our common stock.

No underwriter or other person has been engaged to facilitate the sale of shares of our common stock in this offering. The selling shareholders may be deemed underwriters of the shares of our common stock that they are offering within the meaning of the Securities Act of 1933. We will bear all costs, expenses and fees in connection with the registration of these shares.

The selling shareholders are offering these shares of common stock. The selling shareholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling shareholders will receive all proceeds from the sale of the common stock. We will receive proceeds from the exercise of the warrants if the warrants are exercised, which proceeds will be used for working capital and general corporate purposes. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2015

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You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The selling shareholders are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully including the section entitled “Risk Factors” before making an investment decision. Vapor Corp. is referred to throughout this prospectus as “Vapor,” “the Company,” “we,” “our” or “us.”

Our Company

We design, market, and distribute vaporizers, e-liquids, electronic cigarettes and accessories under the emagine vaporTM, Krave®, Fifty-One® (also known as Smoke 51), VaporX®, Hookah Stix® and Alternacig® brands. We operate retail stores under the emagine vaporTM and The Vape Store names. We also design and develop private label brands for our distribution customers. Third party manufacturers manufacture our products to meet our design specifications. We market our products as alternatives to traditional tobacco cigarettes and cigars. In 2014, as a response to market product demand changes, Vapor began to shift its primary focus from electronic cigarettes to vaporizers. In March 2015, we merged with Vaporin, Inc. (“Vaporin”) in a transaction in which we issued Vaporin 13,591,533 shares of our common stock in exchange for 100% of the outstanding common stock of Vaporin. We presently operate nine retail stores and expect to open two additional retail stores in the near future.

Our products include “vaporizers” and “electronic cigarettes,” or “e-cigarettes,” which are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide. When a user draws air through the vaporizer or electronic cigarette, the air flow is detected by a sensor, which activates a heating element that vaporizes the solution stored in the mouthpiece/cartridge, the solution is then vaporized and it is this vapor that is inhaled by the user. The cartridge contains either a nicotine solution or a nicotine free solution, either of which may be flavored.

Our in-house engineering and graphic design teams work to provide aesthetically pleasing, technologically advanced affordable vaporizers and e-cigarette options. We are in the process of preparing to commercialize additional brands which we intend to market to new customers and demographics.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 3001 Griffin Road, Dania Beach, Florida 33312, and our telephone number is (888) 766-5351. Our website is located at www.vapor-corp.com. The information on our website is not incorporated into this prospectus.

THE OFFERING

Common stock outstanding prior to the offering:	33,635,758

Common stock offered by the selling shareholders:	6,178,160 shares (1)

Common stock outstanding immediately following the offering:	36,381,604 shares (2)

Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders but will receive proceeds from the exercise of the warrants if the warrants are exercised, which proceeds will be used for working capital and general corporate purposes.

Risk Factors:	See “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Stock Symbol:	Nasdaq: VPCO

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(1) Except for the 2,745,846 shares underlying the warrants, all of the shares offered under this prospectus have been issued and are outstanding.

(2) The number of shares of common stock to be outstanding after this offering excludes:

●	a total of 1,242,834 shares of common stock issuable upon the exercise of outstanding stock options;

●	a total of 1,890,237 shares of common stock issuable upon the delivery of restricted stock units, a portion of which are presently deliverable;

●	a total of 1,464, 060 shares of common stock issuable upon the exercise of outstanding warrants, not including the 2,745,846 shares underlying warrants registered herein;

●	a total of 1,793,409 shares of common stock issuable upon the conversion of principal amounts of convertible notes and additional shares issuable on the conversion of accrued interest; and

●	approximately 913,500 shares of common stock reserved for future issuance under our 2009 Equity Incentive Plan.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the incorporated documents contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and that are disclosed in our incorporated documents.

RISK FACTORS

Investing in our securities involves substantial risks. Before purchasing the common stock offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015, as well as the risks, uncertainties and additional information (i) set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Documents By Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

In connection with registration rights agreements with the selling shareholders, we are registering: (i) 3,432,314 shares of our common stock and (ii) 2,745,846 shares of common stock issuable upon exercise of warrants, each of which may be offered by the selling shareholders identified in this prospectus. We will not receive any proceeds from the sale of the shares of our common stock offered for resale by them under this prospectus. We will, however, receive proceeds from the exercise of warrants which will be used for working capital and general corporate purposes.

SELLING SHAREHOLDERS

The following table provides information about each selling shareholder listing how many shares of our common stock they own on the date of this prospectus, how many shares are offered for sale by this prospectus, and the number and percentage of outstanding shares each selling shareholder will own after the offering assuming all shares covered by this prospectus are sold. Other than Mr. Barry Honig and Mr. Michael Brauser, each of whom were beneficial owners of over 5% of our outstanding common stock for a period during the past three years, none of the selling shareholders have had any position, office, or material relationship with us or our affiliates within the past three years. The information concerning beneficial ownership has been taken from our stock transfer records and information provided by the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

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We do not know when or in what amounts a selling shareholder may offer shares for sale. The selling shareholders may not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling shareholder.

Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock. The information contained in the table below is based upon information contained in transfer agent records and/or information provided to us by the selling shareholders, and we have not independently verified this information. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The number of shares outstanding and the percentages of beneficial ownership are based on  33,635,758 shares of our common stock issued and outstanding as of May 26 , 2015. For the purposes of the following table, the number of shares of common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares which that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

Name	Number of securities beneficially owned before offering	Number of securities to be offered	Number of securities owned after offering	Percentage of securities beneficially owned after offering

Alpha Capital Anstalt (1)	2,115,613	1,323,525	792,088	2.1%

Michael Brauser (2)	2,056,382	944,853	1,111,529	3.1%

John W. Fitzgerald (3)	88,236	88,236	0	*

Darren Goodrich, Inc. 401K PST (4)	97,941	97,941	0	*

Frost Gamma Investments Trust (5)	1,301,189	441,176	860,013	2.4%

Heller Family Foundation Inc. (6)	450,651	441,176	9,475	*

Barry Honig (7)	1,870,709	944,853	925,856	2.5%

Horberg Enterprises Limited Partnership (8)	384,456	264,706	119,750	*

Marlin Capital Investments, LLC (9)	78,529	78,529	0	*

Melechdavid Inc. (10)	1,262,164	264,706	997,458	2.7%

Richard Molinsky (11)	44,118	44,118	0	*

Palladium Capital Advisors, LLC (12)	492,647	492,647	0	*

Sandor Capital Master Fund (13)	1,020,392	441,176	579,216	1.6%

Stuart Smith (14)	358,180	264,706	93,474	*

Daniel Waldman (15)	45,812	45,812	0	*

*	Less than 1%.

(1)	Securities to be offered includes 588,231 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Beneficial ownership also includes 46,737 shares underlying additional warrants, and 454,545 shares underlying principal of the issuer’s convertible notes, not including additional shares underlying accrued interest. Address is Lettstrasse 32, P.O. Box 1212, FL-9490, Vaduz Furstentum Liechtenstein c/o LH Financial Services Corp., 510 Madison Avenue, Ste 1400, New York, NY 10022.

(2)

Securities to be offered includes 392,157 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Mr. Brauser, through entities of which he is a trustee, also claims beneficial ownership of the securities held by Marlin Capital Investments, LLC (“Marlin Capital”). Mr. Brauser’s total pre-offering beneficial ownership includes 427,059 shares underlying warrants, including the warrants offered herein. Does not include 415,437 shares issuable upon delivery of restricted stock units. Address is 4400 Biscayne Blvd., Suite 850, Miami, FL 33137.

(3)	Securities to be offered includes 39,216 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Address is 10100 88th Avenue, Pleasant Prairie, WI 53158.

(4)	Securities to be offered includes 43,529 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Address is 225 John Street, Manhattan Beach, CA 90266.

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(5)	Securities to be offered includes 196,078 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. All securities shown are held by Frost Gamma Investments Trust, of which Phillip Frost M.D., is the trustee. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Dr. Frost disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein and this disclosure shall not be deemed an admission that Dr. Frost is the beneficial owner of these securities for purposes of Section 16 or for any other purpose. Address is 4400 Biscayne Blvd., Miami, FL 33137.

(6)

Mr. Ronald Heller has voting and dispositive power over the securities reported. Securities to be offered includes 196,078 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Mr. Heller, through entities of which he is trustee, beneficially owns an additional 155,137 shares . Address is 700 East Palisades Avenue, Englewood Cliffs, NJ 07632.

(7)

Securities to be offered includes 392,157 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Mr. Honig, through entities of which he is a trustee, also claims beneficial ownership of the securities held by Marlin Capital. Mr. Honig’s total pre-offering beneficial ownership includes 834,482 shares underlying warrants, including the warrants offered herein, and 942,914 shares underlying principal of the issuer’s convertible notes, not including additional shares underlying accrued interest . Does not include 415,437 shares issuable upon delivery of restricted stock units. Address is 555 S. Federal Hwy #450, Boca Raton, FL 33433.

(8)	Securities to be offered includes 117,647 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Address is 289 Prospect Avenue, Highland Park, IL 60035.

(9)	Securities to be offered includes 34,902 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Michael Brauser and Barry Honig, through entities of which they are trustees, each claim beneficial ownership over the limited liability company interests of Marlin Capital. Address is 555 S. Federal Hwy #450, Boca Raton, FL 33433.

(10)	Mr. Mark Groussman has voting and dispositive power over the securities reported. Securities to be offered includes 117,647 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Also includes 51,930 shares underlying additional warrants. Address is 5154 La Gorce Drive, Miami Beach, FL 33140.

(11)	Securities to be offered includes 19,608 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Address is 51 Lord’s Hwy East, Weston, CT 06883.

(12)	Securities to be offered includes 274,510 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Address is 230 Park Avenue, #539, New York, NY 10169.

(13)	Mr. John S. Lemak has voting and dispositive power over the securities reported. Securities to be offered includes 196,078 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Address is 2828 Routh Street, Suite 500, Dallas, TX 75201.

(14)	Securities to be offered includes 117,647 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Address is 100 South Pointe Drive #3304, Miami Beach, FL 33139.

(15)	Securities to be offered includes 20,361 shares of common stock issuable upon exercise of warrants at $1.275 per share, which expire in March 2020. Address is 100 Riverside Drive, Apt.9D, New York, NY 10024.

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DESCRIPTION OF SECURITIES

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue 1,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. We presently have no preferred stock issued and outstanding. For a description of how issuance of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Delaware Law and of Our Charter and Bylaws - Issuance of “blank check” Preferred Stock,” below.

Dividends

We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

Transfer Agent

We have appointed Island Stock Transfer, as our transfer and warrant agent. Their contact information is: 100 Second Avenue South, Ste. 705S, St. Petersburg, Florida 33701, phone number (727) 289-0010, facsimile (727) 289-0069, www.islandstocktransfer.com.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BYLAWS

Anti-takeover Provisions

In general, Section 203 of the Delaware General Corporations Law (the “DGCL”) prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2000 or more shareholders from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that this shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions:

●	before the shareholder became interested, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

●	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the shareholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

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The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its shareholders). The Vapor Certificate of Incorporation contains a provision expressly opting out of the application of Section 203 of the DGCL; therefore the anti-takeover statute does not apply to Vapor.

Issuance of “blank check” Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Our Board is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company.

Our Bylaws also allow our Board of Directors to fix the number of directors. Our shareholders do not have cumulative voting in the election of directors.

Any aspect of the foregoing, alone or together, could delay or prevent unsolicited takeovers and changes in control or changes in our management.

Shareholder Action by Written Consent

Our Bylaws provide for action by our shareholders without a meeting with the written consent of shareholders holding the number of shares necessary to approve such action if it were taken at a meeting of shareholders.

Special Shareholder Meetings

Under our Bylaws, the Chairperson of our Board, our Chief Executive Officer and a majority of the number of total authorized directors (without regard to vacancies) may call a special meeting of shareholders. In addition, a special meeting may be called by the shareholders of the Company holding at least one-fourth of all shares entitled to vote at a meeting of shareholders. Our Bylaws establish that no business may be transacted at a special meeting otherwise than as specified in the notice of meeting provided in advance to shareholders, which must be delivered to shareholders between 10 and 60 days prior to the special meeting.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock covered by this prospectus for the selling shareholders. Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

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●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, White & Lioce, P.A., West Palm Beach, Florida.

EXPERTS

The consolidated financial statements of Vapor Corp. incorporated by reference in this prospectus and registration statement as of and for the years ended December 31, 2014 and 2013 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph as to the Company’s ability to continue as a going concern, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this registration statement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2015;

●

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2015;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the Commission on May 15, 2015;

●	Our Current Reports on Form 8-K as filed with the Commission on January 26, 2015, January 28, 2015, February 3, 2015, February 26, 2015, March 5, 2015 (as amended by the Form 8-K/A filed May 20, 2015) , March 24, 2015 and April 2, 2015 , April 23, 2015, and May 26, 2015;

●	The description of our Common Stock contained in our Registration Statement on Form S-4 filed with the Commission on January 14, 2015, including any amendment or report filed for the purpose of updating such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Upon oral or written request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may request such information by writing to the Company at 3001 Griffin Road, Dania Beach, Florida 33312, Attention: Corporate Secretary, or by contacting us at (561) 366-1249.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Also, the SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC, including the registration statement. The website address is www.sec.gov.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholders. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$560
Printing expenses	$200
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Miscellaneous	$1,500
Total	$17,260

Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”), which the Registrant is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

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Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 10 of the Registrant’s Certificate of Incorporation and Section 7 of the Registrant’s Bylaws provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the DGCL.

The Registrant carries directors and officers liability coverages designed to insure its officers and directors and those of its subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to the Registrant and its subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit

3.1	Certificate of Incorporation of the Registrant (1)

3.2	Bylaws of the Registrant (1)

4.1	Registration Rights Agreement dated as of March 3, 2015 by and among the Registrant and the investors referred to therein (2)

4.2	Form of Common Stock Certificate (1)

4.3	Form of Warrant, dated as of March 3, 2015 (2)

5.1*	Opinion of Nason, Yeager, Gerson, White & Lioce, P.A.

23.1*	Consent of Marcum LLP

23.2*	Consent of Nason, Yeager, Gerson, White & Lioce, P.A. (included in Exhibit 5.1)

* Filed herewith.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on December 31, 2013.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 5, 2015.

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Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dania Beach, State of Florida, on this 3rd day of June , 2015.

Vapor Corp. (Registrant)

By:	/s/ Jeffrey Holman
Jeffrey Holman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jeffrey Holman		June 3, 2015
Jeffrey Holman	Chief Executive Officer and Director (Principal Executive Officer)

/s/ James Martin		June 3, 2015
James Martin	Chief Financial Officer (Principal Financial Officer and Accounting Officer)

/s/ Gregory Brauser		June 3, 2015
Gregory Brauser	Director

/s/ Angela Courtin		June 3, 2015
Angela Courtin	Director

/s/ Frank Jaumot		June 3, 2015
Frank Jaumot	Director

/s/ Daniel MacLachlan		June 3, 2015
Daniel MacLachlan	Director

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Opinion of Nason, Yeager, Gerson, White & Lioce, P.A.

23.1	Consent of Marcum LLP

23.2	Consent of Nason, Yeager, Gerson, White & Lioce, P.A. (included in Exhibit 5.1)

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